Exhibit 99.1

CONTACT:

Diana Mojica

VCampus Corporation

(703) 654-7221

dmojica@vcampus.com

VCAMPUS CORPORATION TO HOLD CONFERENCE CALL FOR
INVESTORS ON MARCH 5, 2004

Reston, VA, March 2, 2004 – VCampus Corporation (NASDAQ: VCMP), a provider of end-to-end e-Learning solutions, today announced that its executives will hold a conference call for investors on Friday, March 5, 2004 at 11:00 am Eastern Standard Time. Nat Kannan, Chairman and CEO of VCampus and Christopher Nelson, CFO, will discuss company strategy for 2004.  Topics will include revenue generation strategy, new technology releases and customer retention.

A conference call is scheduled for 11:00 a.m. EST on Thursday, March 5, 2004. The dial-in number will be (877) 329-7568. International callers may dial (908) 228-5022.

About VCampus®

VCampus Corporation (Nasdaq:VCMP) is a provider of end-to-end e-Learning services. The company develops, manages and hosts turnkey, web-based learning services for corporations, government agencies and higher education institutions. VCampus enables these organizations to offer complete global distance learning solutions to their customers, employees, distributors, suppliers and students. VCampus distributes a courseware library of more than 3,000 web-based courses and has delivered more than 2.5 million courses to over 700,000 desktops/users. VCampus Corporation is headquartered in Reston, VA. For more information, call 800-915-9298, or visit the VCampus Web site at www.vcampus.com. “VCampus” is a registered trademark of VCampus Corporation.

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